UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

Oaktree Capital Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

(213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 31, 2014, Oaktree Capital Management, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P., and Oaktree Capital I, L.P. (collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) and the other lenders party thereto. Wells Fargo serves as administrative agent for a 13-bank syndicate and as letter of credit issuer and swing line lender. Each of the Borrowers is an indirect subsidiary of Oaktree Capital Group, LLC (the “Company”). The new Credit Agreement replaces the Borrowers’ Credit Agreement dated as of December 21, 2012 with Wells Fargo and the lenders party thereto (the “Prior Credit Facility”).

The Credit Agreement provides for an unsecured term loan of $250 million (the “Term Loan”), which was fully funded at closing and replaced the term loan under the Prior Credit Facility with a remaining balance of $218.8 million, and the unsecured revolving credit facility of up to $500 million (the “Revolver”), with an option to increase the availability thereunder to up to $750 million, which was undrawn at closing and replaced an undrawn revolving credit facility under the Prior Credit Facility. The Revolver includes a $50 million letter of credit subfacility. The loans under the Credit Agreement mature in March 2019, provided that the Borrowers have the option to extend such maturity date by one year if the lenders holding at least 50% of the aggregate amount of the Term Loan and Revolver on the date of the Borrowers’ extension request consent to such extension.

Borrowings under the Credit Agreement generally bear interest at a spread to either LIBOR or an alternate base rate, depending upon the credit ratings of Oaktree Capital Management, L.P. Based on current credit ratings, the interest rate on borrowings is LIBOR plus 1.0% per annum, and the commitment on the unused portions of the Revolver accrues at a rate of 0.125% per annum. The Borrowers intend to maintain existing interest-rate swaps that, based on the current credit ratings of Oaktree Capital Management, L.P., fix the majority of the Term Loan’s annual interest rate at 2.69% through January 2016 and 2.22% for the thirteen months thereafter. The Borrowers may enter into additional interest-rate swaps for all or a portion of the Term Loan’s five-year term. Borrowings under the Credit Agreement will be used for working capital and general corporate purposes of the Borrowers and their subsidiaries, including to repay the term loan outstanding under the Prior Credit Facility, to make capital contributions to investment funds, accounts or investment companies managed by a Borrower or certain affiliates of a Borrower, to make permitted distributions or equity repurchases, and for other specified uses.

The Credit Agreement provides for certain affirmative and negative covenants, including financial covenants relating to the Borrowers’ combined leverage ratio and minimum assets under management. In addition, the Credit Agreement contains customary representations and warranties of the Borrowers, which must be true and correct at the time of any draw under the Revolver or the issuance of a letter of credit. The Credit Agreement also contains customary events of default, in certain cases subject to periods to cure. Upon the occurrence and continuance of an event of default, the required lenders may terminate the commitments under the Credit Agreements and declare the outstanding loans due and payable, require cash collateralization of all outstanding letters of credit, and exercise other rights and remedies. Such termination and declaration will occur automatically in the event of certain insolvency related events of default.

Certain of the lenders under the Credit Agreement, or their affiliates, have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, commercial banking, and other services in the ordinary course of business for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and, in some cases, customary indemnification and/or reimbursement of expenses.

The foregoing description is a summary and is qualified in its entirety by reference to the complete text of the Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 31, 2014, the Prior Credit Facility was terminated and refinanced by the Credit Agreement. The Prior Credit Facility was a $750 million senior unsecured revolving and term loan facility that was prepayable subject to standard breakage provisions and was scheduled to mature in December 2017. At the time of such refinancing, borrowings under the Prior Credit Facility consisted of $218.75 million in term loans and no revolving loans outstanding. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Credit Agreement, dated March 31, 2014, among Oaktree Capital Management, L.P., Oaktree Capital II, L.P., Oaktree AIF Investments, L.P., Oaktree Capital I, L.P., the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender, and Wells Fargo Securities, LLC as Sole Lead Arranger and Sole Lead Bookrunner.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of the Company, with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; the timing and receipt of and impact of taxes on carried interest; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause the Company’s actual results to differ materially from the expectations described in its forward-looking statements.

Forward-looking statements speak only as of the date the statements are made. Except as required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE CAPITAL GROUP, LLC

Date: April 4, 2014	By:	/s/ David M. Kirchheimer
Name: David M. Kirchheimer
Title: Chief Financial Officer, Chief Administrative Officer and Principal